Crowe Horwath

Crowe Horwath LLP
Independent Member Crowe Horwath International

March 2, 2015

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of MW Bancorp, Inc. dated March 2, 2015 and are in agreement with those statements.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
Cleveland, Oio

cc:  Mr. Ben Buerger
       Audit Committee Chairman
       MW Bancorp, Inc.